EXHIBIT 10.1

EXECUTION COPY
AMENDMENT NO. 1
Dated as of February 11, 2013
to
CREDIT AGREEMENT
Dated as of July 29, 2011
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of February 11, 2013 by and among Vonage America Inc., a Delaware corporation (“Vonage America”), Vonage Holdings Corp., a Delaware corporation (“Holdings” and, together with Vonage America, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement dated as of July 29, 2011 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree to make additional term loans under and make certain amendments to the Credit Agreement;
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the parties hereto agree that the Credit Agreement shall be amended as follows:
(a)    The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the phrase “applicable on such date” appearing therein and to replace such phrase with “determined on the last day of the most recently completed Measurement Period in respect of which Financials have been delivered pursuant to Section 5.01” and (ii) amend and restate the pricing grid appearing therein and clause (iii) thereof in their entirety to read as follows, respectively:

7254722v.10

	Consolidated Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 0.75 to 1.00	3.125%	2.125%	0.45%
Category 2:	≥ 0.75 to 1.00 but < 1.50 to 1.00	3.375%	2.375%	0.45%
Category 3:	> 1.50 to 1.00	3.625%	2.625%	0.45%

(iii) notwithstanding the foregoing, Category 1 shall be deemed to be applicable from and after the Amendment No. 1 Effective Date until the Administrative Agent’s receipt of the applicable Financials for Holdings’ first fiscal quarter ending after the Amendment No. 1 Effective Date (unless such Financials demonstrate that Category 2 or 3 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
(b)    The definition of “Audited Financial Statements” appearing in Section 1.01 of the Credit Agreement is amended to delete the year “2010” appearing therein and to replace such year with “2011”.
(c)    The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the word “subsidiaries” in each place that it appears in clause (f) thereof and to replace each such word with “Subsidiaries” and (ii) delete the phrase “or the Silver Point Refinancing” appearing in clause (h) thereof.
(d)    The definition of “Fixed Charge Coverage Ratio” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the phrase “Restricted Payments” appearing therein and to replace such phrase with “cash Restricted Payments made on or after the Amendment No. 1 Effective Date (other than Specified Restricted Payments in an aggregate amount not to exceed $50,000,000 during any consecutive twelve-month period beginning as of the Amendment No. 1 Effective Date)” and (ii) add the parenthetical “(it being understood for the avoidance of doubt that the obligation to repay outstanding amounts under a revolving credit facility at the maturity thereof shall not constitute an amortization payment)” immediately following the phrase “principal amount of Indebtedness” appearing in clause (b) thereof.
(e)    The definition of “Guaranty” appearing in Section 1.01 of the Credit Agreement is amended to delete the reference to “Section 5.09” appearing therein and to replace such reference with “Section 5.12”.
(f)    The definition of “Permitted Qualifying Indebtedness” appearing in Section 1.01 of the Credit Agreement is amended to (i) add the phrase “(A) ” prior to the phrase “the Consolidated Leverage Ratio” appearing therein and (ii) add the phrase “ or (B) solely in connection with any acquisition permitted pursuant to Section 6.3(g), the Consolidated Leverage Ratio does not exceed 1.35 to 1.00 and the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents of Holdings and its Subsidiaries is at least $35,000,000” immediately following the phrase “does not exceed 1.25 to 1.00” appearing therein.
(g)    The definition of “Revolving Commitment” appearing in Section 1.01 of the Credit Agreement is amended to delete the final sentence thereof and to replace such sentence with “As of the

Amendment No. 1 Effective Date, the aggregate amount of the Revolving Lenders’ Revolving Commitments is $75,000,000.”
(h)    The definition of “Term Loan Commitment” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “shall be $85,000,000 on the date of this Agreement” appearing therein and to replace such phrase with “was $85,000,000 on the Effective Date”.
(i)    Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:
“Additional Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Additional Term Loans as set forth on Schedule 2.01 or in the most recent Assignment Agreement or other documentation contemplated hereby executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Additional Term Loans, which aggregate commitment was $27,499,998.00 on the Amendment No. 1 Effective Date. After advancing the Additional Term Loan, each reference to a Term Lender’s Additional Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Additional Term Loans.
“Additional Term Loans” means the term loans made by certain of the Term Lenders to the Borrowers on the Amendment No. 1 Effective Date pursuant to Section 2.01.
“Amendment No. 1 Effective Date” means February 11, 2013.
“Documentation Agent” means KeyBank National Association in its capacity as documentation agent for the credit facility evidenced by this Agreement.
“Effective Date” means July 29, 2011.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:
(a) income or franchise taxes imposed on (or measured by) net income (i) by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes;
(b) any branch profits taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which any Borrower is located;
(c) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by any Borrower under Section 2.19(b)), any U.S. Federal withholding taxes resulting from any law in effect on the date that such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) (or, in the case of a Participant, on the date that such Participant became a Participant hereunder) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding taxes pursuant to Section 2.17(a); and

(d) any U.S. Federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Maturity Date” means February 11, 2016.
“Permitted Refinancing” means, with respect to any Indebtedness, any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension (other than as a result of intercompany transactions permitted pursuant to Section 6.04); and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate.
“Specified Restricted Payment” means any Restricted Payment permitted to be made under this Agreement so long as immediately prior to and immediately after giving effect (including giving effect on a Pro Forma Basis) to such Restricted Payment the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents of Holdings and its Subsidiaries is at least $35,000,000.
“Syndication Agent” means each of RBS Citizens, N.A. and Silicon Valley Bank in its capacity as a syndication agent for the credit facility evidenced by this Agreement.
“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment, an Additional Term Loan Commitment or that holds Term Loans.
“Term Loans” means the term loans made by the Term Lenders to the Borrowers pursuant to Section 2.01. After giving effect to the funding of the Additional Term Loans on the Amendment No. 1 Effective Date, the aggregate outstanding principal amount of all Term Loans at such time shall be $70,000,000 and each Term Lender’s respective portion of all Term Loans at such time is set forth on Schedule 2.01.
(j)    Section 1.01 of the Credit Agreement is amended to delete the definition of “Silver Point Refinancing” appearing therein.
(k)    Section 1.07(d) of the Credit Agreement is amended to delete the reference to “Section 6.05(e)” appearing therein and to replace such reference with “Section 6.06(e)”.

(l)    Section 2.01 of the Credit Agreement is amended to (i) delete the word “and” appearing after clause (a) thereof and (ii) add the following as a new clause (c) thereof immediately following clause (b) thereof:
and (c) on the Amendment No. 1 Effective Date, each Term Lender with an Additional Term Loan Commitment agrees to make an Additional Term Loan to the Borrowers in Dollars in an amount equal to such Lender’s Additional Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. The Additional Term Loans shall be deemed to be “Term Loans” made on the Amendment No. 1 Effective Date for all purposes of the Loan Documents.
(m)    Section 2.09 of the Credit Agreement is amended to amend and restate clause (a) thereof as follows:
(a) Unless previously terminated pursuant to the terms of this Agreement, (i) the Term Loan Commitments shall terminate at 3:00 p.m. (New York City time) on the Effective Date, (ii) the Additional Term Loan Commitments shall terminate at 3:00 p.m. (New York City time) on the Amendment No. 1 Effective Date and (iii) all other Commitments shall terminate on the Maturity Date.
(n)    Section 2.10 of the Credit Agreement is amended to delete the amount “$7,083,333” appearing therein and to replace such amount with the amount “$5,833,333”.
(o)    Section 2.20 of the Credit Agreement is amended to delete the reference to “Section 6.12” appearing therein and to replace such reference with “Section 6.11”.
(p)    Each of Sections 2.20 and 9.02(c) of the Credit Agreement is amended to delete each reference to the word “initial” appearing therein.
(q)    Section 3.05(b) of the Credit Agreement is amended to delete the date “March 31, 2011” appearing therein and to replace such date with “September 30, 2012”.
(r)    Section 5.01(a) of the Credit Agreement is amended to add the parenthetical “(other than any such exception or explanatory paragraph solely with respect to, or expressly resulting solely from, an upcoming maturity date under the Facilities that is scheduled to occur within one year from the time such report and opinion are delivered)” to the end thereof.
(s)    Section 5.05 of the Credit Agreement is amended to (i) delete the semicolon appearing at the end of clause (a) thereof and replace such semicolon with a period, (ii) delete the word “take” appearing in clause (b) thereof and replace such word with “Take”, (iii) delete the phrase “; and” appearing at the end of clause (b) thereof and replace such phrase with a period and (iv) delete the word “preserve” appearing in clause (c) thereof and replace such word with “Preserve”.
(t)    Section 5.06 of the Credit Agreement is amended to (i) delete the phrase “(b)” appearing therein and (ii) add the phrase “, in each case,” immediately following the phrase “replacements thereof” appearing therein.
(u)    Section 5.18 of the Credit Agreement is deleted in its entirety.

(v)    Section 6.01(q) of the Credit Agreement is amended to add the phrase “or (g)” immediately following the phrase “Section 6.02(d)” appearing therein.
(w)    Section 6.02 of the Credit Agreement is amended to (i) add the phrase “and any Permitted Refinancing thereof” to the end of clause (g) thereof, (ii) add the phrase “, at the time of the incurrence thereof,” immediately following the phrase “so long as” appearing in clause (i) thereof, (iii) delete the word “Holding” appearing in clause (k) thereof and to replace such word with “Holdings” and (iv) amend and restate clauses (d) and (f) thereof in their entirety to read as follows, respectively:
(d) Indebtedness outstanding on the date hereof and listed on Schedule 6.02(d) and any Permitted Refinancing thereof;
(f) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 6.01(i) so long as at the time of the incurrence of such Indebtedness no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding under this clause (f) shall not exceed $20.0 million;
(x)    Section 6.03 of the Credit Agreement is amended to (i) add the phrase “(x) ” immediately prior to the phrase “the Consolidated Leverage Ratio” appearing in clause (h) thereof, (ii) add the phrase “ or (y) solely in connection with any acquisition permitted pursuant to Section 6.3(g), the Consolidated Leverage Ratio does not exceed 1.35 to 1.00 and the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents of Holdings and its Subsidiaries is at least $35,000,000” immediately following the phrase “does not exceed 1.25 to 1.00” appearing in clause (h) thereof and (iii) amend and restate the first paragraph of clause (g) thereof and clauses (i), (ii) and (iii) appearing in the proviso to clause (g) thereof to read as follows, respectively:
(g) the purchase or other acquisition (including as a result of a merger or consolidation) of Equity Interests (other than directors’ qualifying shares), in, or all or substantially all of the property of, any Person; provided that, with respect to each purchase or other acquisition made pursuant to this Section 6.03(g):
(i) any newly-created or acquired Subsidiary in connection with such purchase or other acquisition shall comply with the requirements of Section 5.12;
(ii) upon the consummation thereof, any newly-created or acquired Subsidiary in connection with such purchase or acquisition will be (A) a direct or indirect Wholly Owned Subsidiary of Holdings (including as a result of a merger or consolidation) or (B) a joint venture that is a Foreign Subsidiary of Holdings or one or more of its Wholly Owned Subsidiaries;
(iii) (A) the aggregate amount of total cash consideration and indebtedness assumed in accordance with the terms of Section 6.02(g) in respect of purchases or other acquisitions of Persons that do become Loan Parties at the time of such purchase or acquisition from the date hereof shall not exceed (when taken together with the aggregate amount of Investments made in reliance on the $50.0 million allowance under Section 6.03(h) at such time) $50.0 million (provided that the foregoing $50.0 million limitation shall not apply so long as both immediately prior to and after giving effect (on a Pro Forma Basis) to any such purchase or acquisition, (x) the Consolidated Leverage Ratio does not exceed 1.25 to 1.00 or (y) the

Consolidated Leverage Ratio does not exceed 1.35 to 1.00 and the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents of Holdings and its Subsidiaries is at least $35,000,000) and (B) the total cash consideration in respect of purchases or other acquisitions of Persons that do not become Loan Parties at the time of such purchase or acquisition from the date hereof shall not exceed $25.0 million;
(y)    Section 6.04 of the Credit Agreement is amended to delete the reference to “5.15” appearing therein and to replace such reference with “5.17”.
(z)    Section 6.05 of the Credit Agreement is amended to (i) add the phrase “at the time of such grant” immediately following the phrase “and be continuing” appearing in clause (h) thereof and (ii) delete the phrase “Section 6.05(a) through Section 6.05(h)” appearing therein and to replace such phrase with “Section 6.05(g) or Section 6.05(h)”.
(aa)    Section 6.06 of the Credit Agreement is amended to (i) delete the phrase “, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom” appearing therein and (ii) delete the phrase “so long as no Default has occurred and is continuing” appearing in clause (e) thereof and to replace such phrase with “so long as no Default shall have occurred and be continuing at the time of such Restricted Payment”.
(bb)    Section 6.15 of the Credit Agreement is amended to delete the phrase “Credit Extensions” appearing therein and to replace such phrase with “Secured Obligations”.
(cc)    Paragraph eight of Article VIII of the Credit Agreement is amended to (i) add the phrase “or Documentation Agent” immediately following the phrase “a Syndication Agent” appearing in the first sentence thereof and (ii) delete the phrase “Syndication Agent” appearing in the final sentence thereof and to replace such phrase with “a Syndication Agent or Documentation Agent, as applicable,”.
(dd)    Section 9.02(b) of the Credit Agreement is amended to add the phrase “ or an increase in the Revolving Commitments by any Increasing Lender or Augmenting Lender” immediately following the phrase “Incremental Term Loan Amendment” appearing in clause (x) thereof.
(ee)    Schedules 2.01, 3.06 and 3.17(d) to the Credit Agreement are amended and restated in their entirety in the forms of Schedules 2.01, 3.06 and 3.17(d), respectively, attached hereto.
2.    Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Company, the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 1 Effective Date) of Weil, Gotshal & Manges LLP, counsel for the Loan Parties, reasonably satisfactory to the Administrative Agent. Holdings hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received (i) a certificate signed by Responsible Officer of Holdings certifying that, after giving effect (including giving effect on a Pro Forma Basis) to the Amendment and the making of the Additional Term Loans, Holdings is in compliance (on a Pro Forma Basis)

with the covenants contained in Section 6.11 of the Credit Agreement and (ii) such other documents and certificates as the Administrative Agent or its counsel may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received, for the account of each Lender party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an upfront fee in an amount equal to the amount previously disclosed to the Lenders.
(e)    The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.
3.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties continue to be true and correct as of such specified earlier date; provided, that the materiality qualifier set forth in this paragraph (ii) shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

VONAGE AMERICA INC.,
as a Borrower

By:__/s/ Kurt M. Rogers_________________________
Name:     Kurt M. Rogers
Title:    Vice President & Secretary

VONAGE HOLDINGS CORP.
as a Borrower

By:___ /s/ Barry L. Rowan___________________
Name:     Barry L. Rowan

Title:	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

Signature Page to Amendment No. 1 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Issuing Bank, as the Swingline Lender and as Administrative Agent

By:___/s/ Lawrence Normile___________
Name:     Lawrence Normile
Title:    Authorized Signor

Signature Page to Amendment No. 1 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

RBS Citizens, N.A.:

By __/s/ William M. Clossy_____________
Name: William M. Clossy
Title: Vice President

Signature Page to Amendment No. 1 to
Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

KEYBANK NATIONAL ASSOCIATION, as a Lender:

By ____/s/ James Gelle____________________
Name: James Gelle
Title: Vice President

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

Name of Lender:

Silicon Valley Bank

By ___/s/ Michael Shuhy___________________
Name: Michael Shuhy
Title: Vice President

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of July 29, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Vonage America Inc., Vonage Holdings Corp., the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of February 11, 2013 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement (as amended by the Amendment). Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.
Dated: February 11, 2013
[Signature Page Follows]

NOVEGA VENTURE PARTNERS, INC.
VONAGE APPLICATIONS INC.
VONAGE INTERNATIONAL INC.
VONAGE MARKETING LLC
VONAGE NETWORK LLC
VONAGE WORLDWIDE INC.

By: __/s/ Kurt M. Rogers___________
Name: Kurt M. Rogers
Title: Vice President & Secretary

DSP LLC By: ___/s/ Kurt M. Rogers_________ Name: Kurt M. Rogers Title: President

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Credit Agreement dated as of July 29, 2011
Vonage America Inc. and Vonage Holdings Corp.

SCHEDULE 2.01
COMMITMENTS

LENDER	REVOLVING COMMITMENT	ADDITIONAL TERM LOAN COMMITMENT	OUTSTANDING TERM LOANS AS OF AMENDMENT NO. 1 EFFECTIVE DATE
JPMORGAN CHASE BANK, N.A.	$25,862,068.96	$9,971,263.70	$24,137,931.04
RBS CITIZENS, N.A.	$18,103,448.28	$6,271,551.22	$16,896,551.72
SILICON VALLEY BANK	$18,103,448.28	$8,042,384.64	$16,896,551.72
KEYBANK NATIONAL ASSOCIATION	$12,931,034.48	$3,214,798.44	$12,068,965.52
AGGREGATE COMMITMENTS	$75,000,000.00	$27,499,998.00	$70,000,000.00

SCHEDULE 3.06
MATERIAL LITIGATION
Bear Creek Technologies, Inc. On February 22, 2011, Bear Creek Technologies, Inc. (“Bear Creek”) filed a lawsuit against Vonage Holdings Corp., Vonage America, Inc., and Vonage Marketing LLC in the United States District Court for the Eastern District of Virginia (Norfolk Division) alleging that Vonage’s products and services are covered by United States Patent No. 7,889,722, entitled “System for Interconnecting Standard Telephony Communications Equipment to Internet Protocol Networks” (the “722 Patent”). The suit also named numerous other defendants, including Verizon Communications, Inc., Comcast Corporation, Time-Warner Cable, Inc., AT&T, Inc., and T-Mobile USA Inc. On August 17, 2011, the Court dismissed Bear Creek’s case against the Vonage entities, as well as all the other defendants, except for one defendant. Later, on August 17, 2011, Bear Creek re-filed its complaint concerning the ‘722 Patent in the United States District Court for the District of Delaware against the same Vonage entities. In its Delaware complaint, Bear Creek alleges that Vonage is infringing one or more claims of the ‘722 Patent.  In addition, Bear Creek alleges that Vonage is contributing to and inducing infringement of one or more claims of the ‘722 Patent. On September 28, 2011, Vonage filed a motion to dismiss Bear Creek’s claims for induced, contributory, and willful infringement, which was denied on September 27, 2012. On January 25, 2012, Bear Creek filed a motion with the United States Judicial Panel on Multidistrict Litigation seeking to transfer and consolidate its litigation against Vonage with thirteen separate actions Bear Creek filed in the U.S. District Courts for Delaware and the Eastern District of Virginia.  On May 2, 2012, the Multidistrict Litigation Panel granted Bear Creek’s motion and ordered the coordination or consolidation for pretrial proceedings of all fourteen actions in the U.S. District Court for the District of Delaware. On October 11, 2012, Vonage filed an answer to Bear Creek’s complaint, including counterclaims of non-infringement and invalidity of the ‘722 patent. On November 5, 2012, Bear Creek filed an answer to Vonage’s counterclaims. On January 22, 2013, the Court set a conference in the case for March 19, 2013, for the purpose of discussing case management including setting a case schedule.
On March 8, 2012, a third-party requested the United States Patent and Trademark Office (“USPTO”) to reexamine the validity of the asserted ‘722 Patent. The USPTO granted the request on April 26, 2012, and subsequently issued an initial Office Action rejecting all of the ‘722 Patent claims. After reconsideration based on statements made by the patentee, however, the USPTO on September 19, 2012, reversed its initial rejection, and confirmed all claims as patentable over the references cited in the reexamination request. A second request for reexamination of the ‘722 Patent was filed on September 12, 2012, by Cisco Systems, Inc., challenging the validity of the ‘722 Patent. Cisco’s request was granted by the USPTO on November 28, 2012. No Office Action in this reexamination has been issued by the USPTO. A third request for reexamination of the ‘722 Patent was filed on September 14, 2012, and the USPTO denied this request on December 6, 2012.
OpinionLab, Inc. On July 18, 2012, OpinionLab, Inc. (“OpinionLab”) filed a lawsuit against IPerceptions, Inc. and IPerceptions US, Inc. (“IPerceptions”) alleging claims of patent infringement, breach of contract, misappropriation of trade secrets, and tortious interference with business expectancy. On August 16, 2012, OpinionLab filed an amended complaint, adding Vonage Marketing LLC and Vonage Holdings Corp. as defendants, and alleging that Vonage’s products and services are covered by United States Patent Nos. 6,421,724, 6,606,581, 6,928,392, 7,085,820, 7,370,285, 8,024,668, and 8,041,805. OpinionLab alleged direct, indirect and willful infringement against Vonage. IPerceptions, the supplier to Vonage of the accused product in this lawsuit, has agreed to fully indemnify and defend Vonage in this lawsuit. On September 11, 2012, IPerceptions and Vonage each moved to dismiss OpinionLab’s indirect and willful patent infringement claims. The motions were denied on November 8, 2012. Vonage answered the complaint on December 7, 2012. The court has scheduled a status hearing for February 19, 2013.

SCHEDULE 3.17(d)
INFRINGED PROPRIETARY RIGHTS
Bear Creek Technologies, Inc. On February 22, 2011, Bear Creek Technologies, Inc. (“Bear Creek”) filed a lawsuit against Vonage Holdings Corp., Vonage America, Inc., and Vonage Marketing LLC in the United States District Court for the Eastern District of Virginia (Norfolk Division) alleging that Vonage’s products and services are covered by United States Patent No. 7,889,722, entitled “System for Interconnecting Standard Telephony Communications Equipment to Internet Protocol Networks” (the “722 Patent”). The suit also named numerous other defendants, including Verizon Communications, Inc., Comcast Corporation, Time-Warner Cable, Inc., AT&T, Inc., and T-Mobile USA Inc. On August 17, 2011, the Court dismissed Bear Creek’s case against the Vonage entities, as well as all the other defendants, except for one defendant. Later, on August 17, 2011, Bear Creek re-filed its complaint concerning the ‘722 Patent in the United States District Court for the District of Delaware against the same Vonage entities. In its Delaware complaint, Bear Creek alleges that Vonage is infringing one or more claims of the ‘722 Patent.  In addition, Bear Creek alleges that Vonage is contributing to and inducing infringement of one or more claims of the ‘722 Patent. On September 28, 2011, Vonage filed a motion to dismiss Bear Creek’s claims for induced, contributory, and willful infringement, which was denied on September 27, 2012. On January 25, 2012, Bear Creek filed a motion with the United States Judicial Panel on Multidistrict Litigation seeking to transfer and consolidate its litigation against Vonage with thirteen separate actions Bear Creek filed in the U.S. District Courts for Delaware and the Eastern District of Virginia.  On May 2, 2012, the Multidistrict Litigation Panel granted Bear Creek’s motion and ordered the coordination or consolidation for pretrial proceedings of all fourteen actions in the U.S. District Court for the District of Delaware. On October 11, 2012, Vonage filed an answer to Bear Creek’s complaint, including counterclaims of non-infringement and invalidity of the ‘722 patent. On November 5, 2012, Bear Creek filed an answer to Vonage’s counterclaims. On January 22, 2013, the Court set a conference in the case for March 19, 2013, for the purpose of discussing case management including setting a case schedule.
On March 8, 2012, a third-party requested the United States Patent and Trademark Office (“USPTO”) to reexamine the validity of the asserted ‘722 Patent. The USPTO granted the request on April 26, 2012, and subsequently issued an initial Office Action rejecting all of the ‘722 Patent claims. After reconsideration based on statements made by the patentee, however, the USPTO on September 19, 2012, reversed its initial rejection, and confirmed all claims as patentable over the references cited in the reexamination request. A second request for reexamination of the ‘722 Patent was filed on September 12, 2012, by Cisco Systems, Inc., challenging the validity of the ‘722 Patent. Cisco’s request was granted by the USPTO on November 28, 2012. No Office Action in this reexamination has been issued by the USPTO. A third request for reexamination of the ‘722 Patent was filed on September 14, 2012, and the USPTO denied this request on December 6, 2012.
OpinionLab, Inc. On July 18, 2012, OpinionLab, Inc. (“OpinionLab”) filed a lawsuit against IPerceptions, Inc. and IPerceptions US, Inc. (“IPerceptions”) alleging claims of patent infringement, breach of contract, misappropriation of trade secrets, and tortious interference with business expectancy. On August 16, 2012, OpinionLab filed an amended complaint, adding Vonage Marketing LLC and Vonage Holdings Corp. as defendants, and alleging that Vonage’s products and services are covered by United States Patent Nos. 6,421,724, 6,606,581, 6,928,392, 7,085,820, 7,370,285, 8,024,668, and 8,041,805. OpinionLab alleged direct, indirect and willful infringement against Vonage. IPerceptions, the supplier to Vonage of the accused product in this lawsuit, has agreed to fully indemnify and defend Vonage in this lawsuit. On September 11, 2012, IPerceptions and Vonage each moved to dismiss OpinionLab’s indirect and willful patent infringement claims. The motions were denied on November 8, 2012. Vonage answered the complaint on December 7, 2012. The court has scheduled a status hearing for February 19, 2013.